UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 7.01	Regulation FD Disclosure.
On November 29, 2022, X4 Pharmaceuticals, Inc. (the “Company”) issued a press release announcing data from its Phase 3 clinical trial (“4WHIM”) evaluating its lead clinical candidate, mavorixafor, in people with Warts Hypogammaglobulinemia, Infections, and Myelokathexis (“WHIM”) syndrome.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission (the “SEC”) made by the Company, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.
The Company from time to time presents and/or distributes to the investment community slide presentations to provide updates and summaries of its business. On November 29, 2022, at 4:30 p.m., Eastern Time, the Company will host a conference call and webcast to discuss the data from its 4WHIM clinical trial evaluating mavorixafor in people with WHIM syndrome. A copy of its “Positive 4WHIM Phase 3 Top-Line Results” slide presentation is being filed herewith as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

A live audio webcast of the presentation will be available under “Events and Presentations” in the “Investors” section of the Company’s website at www.x4pharma.com. The webcast will be archived on the Company’s website for at least 30 days. The information contained in, or that can be accessed through, the Company’s website is not a part of this filing.

Statements contained under this Item 8.01, including Exhibit 99.2, regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, express or implied statements regarding the clinical development and therapeutic potential of mavorixafor for the treatment of WHIM syndrome, chronic and other neutropenias, and of the Company’s other product candidates; the Company’s possible exploration of additional opportunities for mavorixafor; the expected availability, content and timing of clinical data from the Company’s ongoing clinical trials of mavorixafor; anticipated regulatory filings and the timing thereof; clinical trial design; patient prevalence; market opportunities; and the Company’s cash runway and ability to satisfy covenants in agreements with third parties.

Any forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, without limitation: uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development; the risk that trials and studies may be delayed, including, but not limited to, as a result of the effects of the ongoing COVID-19 pandemic, and may not have satisfactory outcomes; the risk that the outcomes of preclinical studies or earlier clinical trials will not be predictive of later clinical trial results; the risk that initial or interim results from a clinical trial may not be predictive of the final results of the trial or the results of future trials; the potential adverse effects arising from the testing or use of mavorixafor or other product candidates; the risk that patient prevalence, market or opportunity estimates may be inaccurate risks related to the Company’s ability to raise additional capital; risks related to the substantial doubt about the Company’s ability to continue as a going concern; and other risks and uncertainties, including those described in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 3, 2022 and in other filings the Company makes with the SEC from time to time. The Company undertakes no obligation to update the information herein, including Exhibit 99.2, to reflect new events or circumstances, except as required by law.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release, dated November 29, 2022
99.2	Conference Call Presentation, dated November 29, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: November 29, 2022	By:	/s/ Adam Mostafa
Adam Mostafa
Chief Financial Officer